SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------


Date of Report (Date of earliest event reported): April 13, 2001

                               PRO NET LINK CORP.
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             (Exact name of registrant as specified in its charter)

       Nevada                                                    88-0333454
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(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
      organization)

                                    000-26541
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                            (Commission File Number)


645 Fifth Avenue, Suite 303, New York, NY                               10022
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(Address of principal executive offices)                              (Zip Code)

                                  (212)688-8838
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events

On April 13, 2001, Pro Net Link Corp. announced that it had entered into an Asset Purchase Agreement with ZZTV, Inc., a wholly owned entity of Zagoren Zozzora Entertainment Corp., a New York corporation, whereby ZZTV acquired all right, title and interest of Pro Net Link in and to all of the assets and properties owned by it and used to operate its PNLTV Internet Broadcast service, except those assets specifically excluded from the Asset Purchase Agreement.

Pro Net Link had publicly announced on February 5, 2001, its intent to sell PNLTV as part of its re-structuring, which included reducing its operating expenses and focusing its resources on the development of its Master Transaction Logic product.

PNLTV consists of certain international news shows, interviews and special events previously recorded, encoded for Internet presentation, and stored within Pro Net Link's storage devices; certain Internet broadcast and editing equipment and software; certain web pages and programs currently utilized in administering and displaying PNLTV audio-visual broadcast products over the Internet; and certain sales contracts to produce Internet broadcasts of special events beginning in June, 2001.

Given the fact that PNLTV is difficult to value, that PNLTV has not generated significant revenues to date, and that PNLTV will require additional funding and resources to develop and produce revenues, the assignment valuation for PNLTV was based on the future performance of ZZTV regarding PNLTV.

Under the terms of the Asset Purchase Agreement, Pro Net Link is to receive twenty percent (20%) of all net profits earned by ZZTV for all revenues which derive from the current PNLTV sales contract with Corporate Fairs & Exhibitions, Ltd.; a commission of 40% of the net profits received by ZZTV for all advertising supplied by Pro Net Link to PNLTV; the right to display on Pro Net Link's website any content produced by ZZTV for PNLTV or its successor at no charge; and the option to purchase up to ten percent (10%) of the equity of ZZTV's business entity. There can be no assurances that the transactions contemplated under this Asset Purchase Agreement will be consummated.

ZZTV, Inc., is a wholly owned entity of Zagoren Zozzora Entertainment Corp., a New York corporation, whose President, Glenn Zagoren, currently serves as the non-executive Chairman of Pro Net Link. Mr. Zagoren recused himself from the Consent of the Board which authorized this Asset Purchase Agreement.

Item 7. Exhibits

(C) EXHIBITS

10.1 Asset Purchase Agreement, dated as of April 13, 2001, between Pro Net Link Corp., a Nevada Corporation, and ZZTV, Inc.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2001

                                        PRO NET LINK CORP.
                                        (Registrant)

                                        By: /s/ JEAN PIERRE COLLARDEAU
                                            ----------------------------
                                            Name: Jean Pierre Collardeau
                                            Title: President and Secretary

                                  EXHIBIT INDEX

10.1 Asset Purchase Agreement, dated as of April 13, 2001, between Pro Net Link Corp., a Nevada Corporation, and ZZTV, Inc.